Exhibit 99.1

Janus International Group Announces Two Appointments to its Board of Directors

TEMPLE, GA, March 5, 2026 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading global manufacturer and provider of turnkey self-storage, commercial and industrial building solutions, today announced the appointments of Jeannine Lane and Paul Vasington to its Board of Directors (the “Board”), effective immediately. Ms. Lane will serve as chair of the Nominating and Corporate Governance Committee, and Mr. Vasington will serve on both the Audit Committee and newly established Innovation and Technology Committee.

“On behalf of the entire Board, I am pleased to welcome Jeannine and Paul as Directors,” said Roger Fradin, Chair of the Board. “Jeannine brings exceptional experience in enterprise risk oversight and legal strategy, while Paul offers deep financial expertise and a proven track record of driving long-term value creation. Together, their complementary perspectives will strengthen our governance and support our future growth. I am confident Janus will benefit from their contributions as we execute on our strategic priorities.”

Ms. Lane currently serves as Executive Vice President, General Counsel and Corporate Secretary of Resideo Technologies, Inc. (NYSE: REZI), where she has worked since 2018. Ms. Lane has over 35 years of experience in both large global operations and in start-up/growth environments and is an experienced leadership member and advisor with diverse experience in global industrial manufacturing, consumer products, software, and wholesale distribution industries. Ms. Lane holds a bachelor’s degree in English and Political Science from SUNY University at Albany and a Juris Doctorate from Union University Albany Law School.

Mr. Vasington served as Executive Vice President and Chief Financial Officer of Sensata Technologies Holding PLC (NYSE: ST) from 2014 until his retirement in 2023. Mr. Vasington was primarily responsible for Sensata’s global finance, accounting, tax, treasury, and investor relations activities, SEC compliance, and the effectiveness of Sensata’s internal control environment. Prior to his role at Sensata, Mr. Vasington worked for Honeywell International Inc. (Nasdaq: HON) from 2004 to 2014 in finance roles of increasing responsibility. Prior to joining Honeywell, Mr. Vasington held finance leadership roles at Crane Co. (NYSE: CR) and Fortune Brands Innovations, Inc. (NYSE: FBIN). Mr. Vasington was previously a Certified Public Accountant and holds a degree in Finance from the University of Connecticut.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and provider of turnkey self-storage, commercial and industrial building solutions, including: roll-up and swing doors, hallway systems, single- and multi-story steel buildings, building components, relocatable storage units, and facility and door access control technologies. The Janus team operates out of several U.S. and international locations.

Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s positioning in the industry, Janus’s ability to strengthen its pipeline and deliver on its objectives, the anticipated impact of the appointments of Jeannine Lane and Paul Vasington, and Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” and other similar words and expressions or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. The forward-looking statements contained in this communication are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) risks from tariffs; (v) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption, and/or financial loss; (vi) the risk that our share repurchase program will be fully consummated or that it will enhance shareholder value; and (vii) the risk that the demand outlook for Janus’s products may not be as strong as anticipated. There can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Investor Contact

Sara Macioch

Senior Director, Investor Relations

770-562-6399

IR@janusintl.com

Media Contact

Christine DeBord

Marketing

770-746-9576

Marketing@Janusintl.com

Source: Janus International Group, Inc.